Exhibit 99.2

Fourth Quarter and Full Year 2007 Results February 6, 2008

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward- looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.

Forestar - Positioned for Results Strong Portfolio of Assets Right Strategy and Business Model Experienced Team Positioned to Deliver Results

Financial Highlights

Fourth Quarter and Full Year 2007 Results ($ in Millions, except per share data) 4th Qtr 2007 4th Qtr 2006 Full Year 2007 Full Year 2006 Net Income $0.1 $7.9 $24.8 $51.8 Proforma Diluted EPS $ - n/a $0.69 n/a Full year 2007 proforma diluted shares outstanding were 36.1 million

Segment Earnings ($ in Millions) 4th Qtr 2007 4th Qtr 2006 Full Year 2007 Full Year 2006 Real Estate ($0.2) $15.4 $39.5 $70.3 Natural Resources 7.5 2.8 26.5 33.0 Total $7.3 $18.2 $66.0 $103.3 4th Qtr. 2007 natural resources segment earnings include $2.2 million gain from partial termination of a timber lease with the Jones Company in connection with the formation of the Ironstob venture Full year 2007 real estate segment earnings negatively impacted by $6.5 million impairment expense, including $3.3 million associated with a commercial golf club operation and development in Granbury, TX in 4th qtr. 2007

2007 YE Pipeline Status & Key Performance Indicators

Real Estate Pipeline - YE 2007 Note: Estimated acres and lots may vary *Total acres excludes Forestar's 58% ownership interest in Ironstob venture which controls approx. 17,000 acres of undeveloped land Real Estate Undeveloped In Entitlement Process Entitled Developed & Under Development Total Acres* Undeveloped Land Owned 320,458 327,821 Ventures 7,363 327,821 Residential Owned 24,814 7,885 445 40,282 Ventures 870 4,905 1,363 40,282 Commercial Owned 2,906 658 324 4,761 Ventures 585 288 4,761 Total Acres 327,821 28,590 14,033 2,420 372,864 Estimated Residential Lots Estimated Residential Lots Estimated Residential Lots 24,760 5,090 29,850

Real Estate Segment KPI's 4th Qtr 2007 4th Qtr 2006 Full Year 2007 Full Year 2006 Residential Lot Sales * Lots Sold 309 748 1,707 3,539 Average Price / Lot $45,900 $49,400 $52,900 $48,200 Gross Profit / Lot $12,600 $16,700 $19,400 $14,200 Commercial Tract Sales * Acres Sold 23 57 198 279 Average Price / Acre $390,600 $123,400 $261,200 $204,300 Land Sales * Acres Sold 693 1,150 2,617 3,653 Average Price / Acre $5,900 $9,500 $6,700 $8,100 * Includes 100% of joint venture activity

Entitlement KPI's 4th Qtr 2007 4th Qtr 2006 Full Year 2007 Full Year 2006 Acres Moved Into Entitlement 2,400 140 4,300 4,900 Entitlements Acres Entitled 740 2,020 1,700 2,200 Residential Lots Entitled 290 3,400 900 3,500 Commercial Acres Entitled - 160 - 160 Acres Moved Into Development 180 - 180 - Note: Acres and lots are estimates and may vary

Natural Resources Segment KPI's 4th Qtr. 2007 4th Qtr. 2006 Full Year 2007 Full Year 2006 Minerals Net Acres Leased 549 175 30,114 31,463 Avg. Bonus / Acre $350 $325 $222 $297 Active Wells 331 294 331 294 Avg. Net Royalty Interest 10.6% 9.2% 8.5% 9.2% Natural Gas Produced (MCF) 104,259 148,309 497,323 805,904 Oil Produced (Barrels) 17,991 28,626 87,211 114,047 Fiber Sales Tons Sold 317,000 309,000 1,215,000 1,115,000 Average Price / Ton $11 $10 $11 $13 Segment Revenues ($ in Millions) $8.2 $7.0 $35.3 $45.4

2007 Highlights

Ironstob, LLC Approximately 17,000 acres Land located in attractive markets around Atlanta MSA Principally located in Paulding County Forestar is managing member - 58% owner Prior to closing venture, Jones Company sold approximately 7,000 acres of undevelopable land to state for $6,500 per acre for Wildlife Management Area Significant Value Creation opportunity in one of the fastest growing counties in Georgia

Economic Development - Georgia Hired Glenn Cornell Senior Vice President, Economic Development & Government Affairs - Georgia 40 years of Georgia business and economic development experience, including employment at Norfolk Southern, Georgia Department of Industry, Trade and Tourism, and Bank of America (C&S). Former Commissioner of Georgia Department of Economic Development (Governor Perdue appointment - 2003). Numerous corporate, academic, and community board appointments. Past President Atlanta Athletic Club Past Chairman, Economic Development Council of Georgia Chamber of Commerce Executive Committee, Metro Atlanta Chamber of Commerce Past Director, Georgia Chamber of Commerce Vice-Chairman, Communities in Schools of Georgia Past Chairman Chick-fil-A Bowl

Cibolo Canyons - San Antonio, TX 2,800 acres mixed-use development located in San Antonio, TX 1,749 lots (466 sold) 145 commercial acres (64 sold) Resort and Golf Course 1,002 room JW Marriott resort - Expected to be the largest Marriott golf resort in U.S. Two TPC championship golf courses designed by Pete Dye and Greg Norman Resort anticipated to be open by June 2010 Forestar to contribute 700 acres + $38 million ($8.4 million contributed at YE 2007) Forestar to receive 9.0% of resort room revenues through 2034 Forestar to receive 1.5% of resort operation revenues through 2034 (www.cibolocanyons.com)

2007 Investment Activity Forestar actively invests in residential and commercial real estate opportunities, focus primarily in our ten strategic growth corridors During 2007, Forestar invested in nine projects for $54.4 million - Seven of Nine projects acquired were located in major markets of Texas ($ in Millions) Project MSA Forestar Initial Investment Original Residential Acres Original Commercial Acres Arrowhead Ranch Austin, TX $12.2 362 18 Harbor Mist TX Gulf Coast 3.0 998 36 Light Ranch Dallas, TX 16.0 770 - Timber Creek Dallas, TX 3.4 212 - Horizon Atlanta, GA 2.9 315 - Chandler Road Austin, TX 7.5 - 30* Stoney Creek Dallas, TX 4.7 787 - Youngs Lane Nashville, TN 2.1 - 16 San Jacinto Houston, TX 2.7 113 40 Total 2007 $54.4 3,557 140 * Previously-owned acreage

Summary Comments Entitlement Focus on maximizing long-term value through entitlement activity - Low capital investment with significant value creation Development Activities focused on projects where market conditions support sales Natural Resources Leasing and royalty income from mineral interests and timber sales to drive free cash flow Growth Examining opportunities to acquire discounted real estate